Exhibit 31
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                                 CERTIFICATION

I, Moshe Zarmi, certify that:

1. I have reviewed this annual report on Form 10-KSB of Thinking Tools, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: February 12, 2004
                                          By: Moshe Zarmi
                                              -------------------------
                                          Name:  Moshe Zarmi
                                          Title: President and Chief
                                                 Executive Officer and
                                                 principal accounting officer